                                 SUBSIDIARIES


                                        JURISDICTION
                                             OF
SUBSIDIARY                              INCORPORATION
-----------                             ------------------
Aldila Golf Corp.                       Delaware, U.S.

Aldila Materials Technology Corp.       Delaware, U.S.

Aldila Wyoming Building Corp.           Delaware, U.S.

Aldila Foreign Sales Corp.              U.S. Virgin Islands

Aldila de Mexico, S.A. de C.V.          Mexico

Aldila Graphite Products (Zhuhai)
   Company Limited                      People's Republic of China




                                  Exhibit 21.1


                                      -39-